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                                                                    EXHIBIT 99.6


                             SERVERWORKS CORPORATION
                   (FORMERLY KNOWN AS RELIANCE COMPUTER CORP.)
                 STOCK OPTION PLAN 1.1 (AS AMENDED AND RESTATED)

         1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

                  1.1. "Affiliate" means a parent, a majority-owned subsidiary, or a majority-owned subsidiary of the Company's parent, with each such term having the meaning ascribed to it under SEC Rule 701.

                  1.2. "Agreement" means a written agreement evidencing an Award.

                  1.3. "Award" means a grant of an Option or an award of Restricted Stock.

                  1.4. "Board" means the Board of Directors of the Company.

                  1.5. "Code" means the Internal Revenue Code of 1986, as amended.

                  1.6. "Committee" means such committee(s), subcommittee(s) or person(s) appointed by the Board to administer this Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, "Committee" shall mean the Board.

                  1.7. "Common Stock" means the common stock, par value $0.0001 per share, of the Company.

                  1.8. "Company" means Reliance Computer Corp., and any successor thereto.

                  1.9. "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of
Section 7.1.

                  1.10. "Date of Grant" means the date on which an Option is granted or Restricted Stock is awarded under this Plan.

                  1.11. "Eligible Person" means any natural person who is (a) an Employee (b) hired to be an Employee, (c) a Non-Employee Director or (d) an advisor or consultant to the Company or an Affiliate, and who is determined by the Committee to (i) render key services to the Company or an Affiliate and (ii) be a permissible recipient of an Award.

                  1.12. "Employee" means any person determined by the Committee to be an employee of the Company or an Affiliate.

                  1.13. "Exercise Price" means the price per share of Common Stock at which an Option may be exercised.

                  1.14. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  1.15. "Fair Market Value" means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, or, unless otherwise determined by the Committee, if the Shares become registered under the Securities Act of 1933, as amended, and the Shares are traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

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                  1.16. "Incentive Stock Option" means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

                  1.17. "Non-Employee Director" means any member of the Company's or an Affiliate's Board of Directors who is not an Employee.

                  1.18. "Nonstatutory Stock Option" means an Option granted under this Plan that is not an Incentive Stock Option.

                  1.19. "Option" means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

                  1.20. "Option Period" means the period during which an Option may be exercised.

                  1.21. "Option Price" means the price per Share at which an Option may be exercised.

                  1.22. "Participant" means an Eligible Person who has received an Award hereunder.

                  1.23. "Plan" means the Amended and Restated Reliance Computer Corp. Stock Option Plan 1.1, as amended hereby and from time to time.

                  1.24. "Restricted Stock" means Shares awarded under the Plan pursuant to the provisions of Section 8.

                  1.25. "SEC Rule 701" means Rule 701 promulgated by the Securities Exchange Commission under the Securities Act of 1933, as amended.

                  1.26. "Share" means a share of Common Stock.

                  1.27. "Ten-Percent Stockholder" means a Participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate.

         2. Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

         3. Administration. This Plan shall be administered by the Committee. In general, options may be granted by the Board or Committee to any Eligible Person, including any Board member or officer, in accordance and compliance with applicable law. However, from such time, if ever, as the Company becomes obligated to file reports under the Exchange Act, no Option shall be granted to
(a) a director of the Company except (i) by the Board when a majority of the members determining the matter are disinterested persons, or (ii) by the Committee when the Committee consists of three or more persons having full authority to act in the matter and each member of the Committee is a disinterested person, or (b) to an officer of the Company except (i) by the Board, or (ii) by the Committee when the Committee consists of three or more persons having full authority to act in the matter and each member of the Committees is a disinterested person, unless , in either case, the Committee determines that the foregoing provision is not necessary to comply with the provisions of Rule 16b-3 or that Rule 16b-3 is not applicable to the Plan, and further provided that in any event the rules for grants to directors, officers and other persons subject to rule 16b-3 may be modified by the Board at any time, in its discretion, in order to comply with the provisions of Rule 16b-3 or any successor rule. "Disinterested person," for purposes of this Plan, shall have the meaning set forth in Rule 16b-3 or any successor rule promulgated by the Securities Exchange Commission under the Exchange Act. In the event that the Company becomes a "publicly held corporation" within the meaning of Section 162(m)(2) of the Code, the Board shall determine, in its discretion, whether and, if applicable, how the Company shall comply with the requirements of Code
Section 162(m) and the Treasury Regulations promulgated thereunder, or any


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modification of the Code or the Regulations, in order to permit compensation attributable to awards under the Plan to be excluded from the definition of "applicable employee remuneration" for purposes of the Code. The Committee may delegate non-discretionary administrative duties to such employees of the Company as it deems proper. No member of the Board or Committee shall be liable for any act or omission on such member's own part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's own gross negligence or willful misconduct. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Options and Restricted Stock to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Option Price of Options, the time or times at which Awards are made, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to non-transferability, any provisions relating to vesting, the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan, and the period during which Options may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations deemed necessary or advisable for the administration of this Plan. The determinations of the Committee on the matters referred to in this
Section 3 shall be binding and final.

         4. Eligibility. Options and Restricted Stock may be granted only to Eligible Persons; provided, however, that Incentive Stock Options may not be granted to Eligible Persons who are not Employees or who otherwise do not satisfy the criteria of Code Section 422 for recipients of Incentive Stock Options. Unless otherwise determined by the Committee and specified in the applicable Agreement or another written agreement between Company and a Participant, if a Participant is an Eligible Person and ceases to be an Eligible Person for any reason (including without limitation termination of employment with or without cause, termination of employment by employee under any circumstances, death or disability) then any non-vested Award of the Participant shall cease to be owned by the Participant and shall be cancelled, and any Shares which were part of such Award or which were reserved under this Plan with respect to such Award shall once again be available to support the grant of Awards under the Plan. A leave of absence approved in writing by the Committee shall not be deemed a termination of status as an Eligible Person for the purposes of this Section 4, but no option may be exercised during any such leave of absence, except during the first three (3) months thereof. The continuation or non-continuation of vesting credit during any leave of absence shall be determined by the Committee as part of its determination in granting and authorizing such leave, subject to applicable law.

         5. Stock Subject to Plan; Adoption of Plan.

                  5.1. This Plan shall become effective upon adoption by the Board and shareholders of the Company. Subject to adjustment for any subsequent transactions as provided in Section 9, the maximum number of Shares that may be issued under this Plan is 4,600,000 Shares.

                  5.2. If an Option expires or terminates for any reason without having been fully exercised, or if Shares of Restricted Stock are forfeited, the unissued or forfeited Shares that had been subject to the Award shall become available for the grant of additional Awards.

         6. Options.

                  6.1. Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may not be granted to Eligible Persons who are not Employees or who otherwise are not eligible recipients of Incentive Stock Options under Code Section 422. Each Option granted under


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this Plan shall be clearly identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

                  6.2. The Exercise Price for any Option granted under this Plan shall not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock covered by the Option on the Date of Grant; provided, the Exercise Price for any Incentive Stock Option granted under this Plan shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock covered by the Option on the Date of Grant; provided further, the Exercise Price for any Option granted under this Plan to a person who is a Ten-Percent Stockholder at the time of grant shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock covered by such Option on the Date of Grant.

                  6.3. The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant; provided further, however, that each Option, other than Options granted to officers, directors or consultants of the Company, shall include the right to exercise at the rate of at least twenty percent (20%) per year over five years from the date the Option is granted, subject to reasonable conditions to be determined by the Committee, including but not limited to continued employment.

         7. Exercise of Options.

                  7.1. An Option may, subject to the terms of the applicable Agreement under which it was granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by (a) a full payment for the Shares with respect to which the Option is exercised or (b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Agreement, payment may be made in whole or in part by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an option granted hereunder or under any other plan maintained by the Company or any Affiliate) have been held by the Participant for at least six (6) months) valued at Fair Market Value on the Date of Exercise or by delivery of a full-recourse, fixed-term promissory note as provided in Section 7.2 hereof.

                  7.2. To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as full or partial payment of the Option Price a full-recourse promissory note, having a fixed term not in excess of five (5) years and bearing interest at a rate no less than that specified in Code Section 7872, executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this
Section 7.2 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option, or other securities the Committee may deem to be acceptable for such purposes, and shall bear interest at a rate fixed by the Committee.

                  7.3. Options shall not be transferable except by will, or the laws of descent and distribution, or in the case of a Nonstatutory Stock Option pursuant to a qualified domestic relations order as defined by the Code or regulations thereunder, except to the extent provided in an Agreement.

                  7.4. Incentive Stock Options shall be exercisable during the Option holder's lifetime only by the Option holder, regardless of any community property interest therein of the spouse of the Option holder or such spouse's successors in interest. If the spouse of the Option holder shall have acquired a community property interest in such Incentive Stock Option, the Option holder, or the Option holder's permitted successors in interest, may exercise the Option on behalf of the spouse of the Option holder or such spouse's successors in interest.


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                  7.5. A Nonstatutory Stock Option granted under the Plan shall, by its terms, be non-transferable by the Option holder, either voluntarily or by operation of law, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the code or Title I of ERISA, or the rules thereunder, and shall be exercisable during the Option holder's lifetime only by the Option holder or, to the extent permitted by the Committee or by the terms of the Option Agreement, the spouse of the Option holder who obtained the Option pursuant to such a qualified domestic relations order.

                  7.6. Subject to any further restrictions contained herein or in the applicable Agreement, shares acquired by a Participant pursuant to an Option may not be sold or otherwise transferred for value unless either (i) the shares have been held by the Participant for at least six (6) months or (ii) the shares have been registered under the Securities Act of 1933 and the sale or transfer of the shares does not violate any applicable market stand-off rules.

                  7.7. At the discretion of the Committee, any Option may contain restrictions on transfer of the shares issuable upon exercise of the Option, including a right of first refusal, a drag-along right, and/or a right of repurchase by the Company.

                  7.8. Any Option transferred pursuant to a qualified domestic relations order shall continue to be subject to the provisions governing the grant to the original grantee, including without limitation, the provisions governing exercisability, vesting and termination (which shall be determined by reference to the employment status of the original grantee), unless the Agreement or the Committee provides otherwise.

                  7.9. Unless employment of an Option holder is terminated for cause as defined by applicable law or a contract of employment, the Option holder shall have the right to exercise the Option in the event of termination of employment, to the extent such Option holder is entitled to exercise on the date employment terminates, for:

                           (a) At least 6 months from the date of termination if
termination was caused by death or disability; or

                           (b) At least 30 days from the date of termination if
termination was caused by other than death or disability.

         8. Restricted Stock Awards.

                  8.1. Restricted Stock awards under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for restrictions on transfer of the shares Awarded hereunder, including a right of first refusal, a drag-along right, and/or a right of repurchase by the Company.

                  8.2. Restricted Stock awards under this Plan shall be evidenced by Agreements specifying the terms and conditions of the Award. Each Agreement evidencing an Award of Restricted Stock shall contain the following, unless otherwise determined by the Committee:

                           (a) prohibitions against the sale, assignment,
transfer, exchange, pledge, hypothecation, or other encumbrance of (i) the Shares awarded as Restricted Stock, (ii) the right to vote the Shares, and (iii) the right to receive dividends thereon, in each case during, the restriction period applicable to the Shares; provided, however, that the Participant shall have all the other rights of a stockholder including without limitation the right to receive dividends and the right to vote the Shares;

                           (b) a requirement that each certificate representing
Shares of Restricted Stock shall be deposited with the Company, or its designee, and shall bear the following legend:


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                           "This certificate and the shares of stock represented
                           hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in the [Reliance Computer Corp. 2000 Long-Term Incentive Plan], and an
                           Agreement entered into between the registered owner and Reliance Computer Corp. Release from such terms and conditions shall be made only in accordance with the provisions of this Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of Reliance Computer Corp."

                           (c) the terms and conditions upon which any
restrictions applicable to Shares of Restricted Stock shall lapse and new certificates free of the foregoing legend shall be issued to the Participant or the Participant's legal representative; and

                           (d) such other terms, conditions and restrictions as
the Committee in its discretion may specify.

         9. Capital Adjustments.

                  9.1. Proportional Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or the like, an appropriate and proportional substitution or adjustment shall be made for or in (a) the number and class of Shares subject to outstanding Options and Awards of Restricted Stock (b) the Option Price of Options, and (c) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan. No fractional Shares shall be issuable on account of any action or occurrence under this Section 9. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to issue scrip certificates in respect to any fractional Shares, which scrip certificates shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe.

                  9.2. Dissolution, Liquidation, Etc. Unless otherwise determined by the Committee and specified in the applicable Agreement, in the event of (x) the dissolution or liquidation of Company, (y) a reorganization or business combination or consolidation of Company with one or more other entities as a result of which fifty percent (50%) or more of Company's voting equity interests is transferred to another entity, or (z) a sale of substantially all the property or more than fifty percent (50%) of the then outstanding voting equity interests of Company to different holders in a single transaction or series of related transactions, then the Plan shall terminate and any unvested Awards granted hereunder shall terminate, with such termination being effective immediately prior to the date of such merger, reorganization, sale or other event (so that such terminating Awards do not participate in or with respect to such merger, reorganization, sale or other event). In addition, the Plan shall terminate as to any Affiliate (and unvested Awards held by Eligible Persons whose eligibility depends upon their relationship with such Affiliate shall terminate) at such time as such Affiliate is no longer an Affiliate. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide, in an Agreement or in a writing in connection with, or in contemplation of, such transaction for any, all or none of the following alternatives (separately or in combination): (A) for the unvested Awards, or any of them, to become immediately vested in part or in full, or to continue to vest in the future upon the same or different conditions; (B) for the assumption by a successor entity of such unvested Awards, (C) for the substitution by a successor entity for such unvested Awards of new awards relating to the equity interests of the successor entity, with appropriate adjustments as to the number and kind of equity interests and prices; or (D) for the continuance of the Plan by such successor entity in which event the Plan and the Awards theretofore granted under it shall continue in the manner and under the terms so provided.

         10. Termination or Amendment. The Board may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment, alteration or termination of this Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval of the amendment is


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required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment, alteration or termination would adversely affect such Participant's rights or obligations under any Award made prior to the date of such amendment, alteration or termination. Notwithstanding anything to the contrary in this Plan, this Plan may be amended by the Board from time to time, on the advice of its independent outside accountants, to the extent necessary to qualify for "fixed plan" accounting treatment.

         11. Modification, Extension, Renewal, Substitution.

                  11.1. Subject to the terms and conditions of this Plan, the Committee may modify, extend or renew outstanding Options, or accept the surrender of outstanding Options granted under this Plan or options granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised), and authorize the granting of new Options pursuant to this Plan in substitution therefor. Any substituted Options may specify a lower exercise price than the surrendered options, a longer term than the surrendered options, or have any other provisions that are authorized by this Plan. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant's rights or obligations under such Award.

                  11.2. Anything contained herein to the contrary notwithstanding, Options and Restricted Stock may, at the discretion of the Committee, be granted under this Plan in substitution for options and such other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Options granted hereunder shall not be counted toward the Share limit imposed by Section 5.1(b), except to the extent it is determined by the Committee that counting such Options is required in order for Options hereunder to be eligible to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

         12. Effectiveness of this Plan. This Plan and any amendments hereto requiring stockholder approval pursuant to Section 10 are subject to approval by vote of the stockholders of the Company by written consent or at the next annual or special meeting of stockholders following adoption by the Board. Subject to such stockholder approval, this Plan and any amendments hereto are effective on the date on which they are adopted by the Board.

         13. Withholding. The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Award hereunder shall be subject to satisfaction of applicable Federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) to the extent necessary to satisfy minimum statutory withholding requirements, authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) to the extent necessary to satisfy minimum statutory withholding requirements, delivering to the Company already-owned and unencumbered Shares. To ensure "fixed" accounting treatment of the awards issued hereunder, the Company may only withhold those amounts that satisfy the minimum statutory withholding requirements.

         14. Terms of this Plan. Unless sooner terminated by the Board pursuant to Section 10, this Plan shall terminate on August 30, 2010, and no Awards may be granted or awarded after such date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

         15. Indemnification of Committee. To the maximum extent permitted by applicable law, Company shall and hereby does indemnify all present or former directors and members of the Committee from and against any claim, damage, expense, loss or liability arising with respect to the Plan or


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administration thereof or out of membership on the Committee. Payments authorized hereunder include amounts paid and expenses (including reasonable expenses of counsel) incurred in settling or resolving any such action or threatened action. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person. These provisions supplement and do not limit any indemnification rights of a member of the Committee under the Certificate of Incorporation or Bylaws of Company.

         16. General Provisions.

                  16.1. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan.

                  16.2. This Plan does not constitute inducement or consideration for the employment or service of any Eligible Person, nor is it a contract between the Company or any Affiliate and any Eligible Person. Participation in this Plan shall not give a an Eligible Person any right to be retained in the service of the Company or any Affiliate.

                  16.3. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans or to impose any requirement of stockholder approval upon the same.

                  16.4. The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

                  16.5. The Plan shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be fully performed in Delaware between or among Delaware residents. Any action or proceeding arising under or pertaining to the Plan shall be brought only in a state or federal court of competent jurisdiction located in Delaware.

                  16.6. The Committee may require each person acquiring Shares pursuant to Awards hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable Federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

                  16.7. If any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

                  16.8. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete


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satisfaction, with all rules and regulations, under Federal, state or local law deemed applicable by the Committee.

                  16.9. The holder of any Option shall receive from the Company financial statements at least annually, unless such holder's employment with the Company assures them access to equivalent information.



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